Exhibit 5.2

July 8, 2022

Perpetua Resources Corp.

405 S. 8th Street, Ste 201

Boise, Idaho 83702

Ladies and Gentlemen:

We have acted as counsel for Perpetua Resources Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (a) by the Company of up to $500,000,000 maximum aggregate offering price of (1) common shares, without par value, of the Company (the “Common Shares”); (2) preferred shares, without par value, of the Company (the “Preferred Shares”); (3) debt securities of the Company (the “Debt Securities”), which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, certain of which may be convertible or exchangeable into Common Shares; (4) warrants representing rights to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”); (5) subscription receipts for Common Shares, Preferred Shares, Debt Securities, Warrants or any combination thereof (the “Subscription Receipts”); and (6) units comprising one or more Common Shares, Preferred Shares, Debt Securities, Warrants or Subscription Receipts in any combination (the “Units”, and together with the Common Shares, Preferred Shares, Debt Securities, Warrants and Subscription Receipts, the “Securities”) and (b) by one or more selling shareholders named in the Registration Statement, a supplement to the Secondary Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein (the “Selling Stockholders”), of up to 24,771,542 Common Shares (the “Resale Common Shares”). The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (the “Prospectus Supplements”) to the prospectus (the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. As used herein, “Transaction Agreements” means the Indenture (as defined below) and any officer’s certificate or supplemental indenture establishing the terms of the Debt Securities.

In connection with the opinions expressed herein, we have reviewed and relied on, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of Cozen O’Conner LLP, the opinion of Cozen O’Conner LLP dated of even date herewith, as Canadian counsel to the Company, which is filed as Exhibit 5.1 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement and the Prospectus; (2) the form of Indenture filed as an exhibit to the Registration Statement; and (3) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Taipei Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

In rendering the opinions set forth below, we have assumed that (1) all information contained in all documents reviewed by us is true and correct; (2) all signatures on all documents examined by us are genuine; (3) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (4) each natural person signing any document reviewed by us had the legal capacity to do so; (5) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (6) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (7) one or more Prospectus Supplements will have been prepared and filed with the Securities and Exchange Commission (the “SEC”) describing the Securities offered thereby; (8) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable Prospectus Supplement; (9) the debt indenture, between the Company and the trustee named therein (the “Trustee”) will be duly authorized, executed and delivered by the Trustee (the “Indenture”) in the form of Exhibit 4.2 to the Registration Statement, and any supplemental indenture to the Indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (10) any Debt Securities will be governed, in whole or in part by, and construed in accordance with, the laws of the State of New York and the Transaction Agreements are each valid, binding and enforceable agreements of each party thereto with respect to New York law; (11) at the time of any offering or sale of Securities, that the Company will have at least such number of Securities authorized, created and, if appropriate, reserved for issuance; (12) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (13) any Common Shares issuable upon conversion of any Debt Securities being offered and sold will at the time of such offering or sale have been duly authorized and, if appropriate, reserved for issue upon such conversion.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

With respect to the Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the SEC; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and sale of such Debt Securities, the terms of such Debt Securities and related Transaction Agreements, the terms of the offering thereof and related matters; (f) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets or properties; and (g) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

The foregoing opinions are qualified to the extent that the validity, binding effect or enforceability of any agreement or obligation of Company, the Transaction Agreements or any Debt Securities may be limited by or subject to (1) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or law), and (2) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (1) the validity or enforceability of any provisions contained in any Transaction Agreement that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (2) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, including in particular the laws of the Province of British Columbia or the federal laws of Canada.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (1) is a corporation incorporated and validly existing under the laws of British Columbia, (2) has requisite legal status and legal capacity under the laws of the Province of British Columbia or the applicable federal laws of Canada and (3) has complied and will comply with all aspects of the laws of Province of British Columbia and the applicable federal laws of Canada in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Document;

(b) the Company has the corporate power and authority under the laws of Province of British Columbia and the applicable federal laws of Canada to execute, deliver and perform all its obligations under each of the Transaction Document;

(c) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities: (1) conflicts or will conflict with its constating documents, (2) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (3) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (4) violates or will violate any law, rule or regulation under the laws of Province of British Columbia or the applicable federal laws of Canada to which the Company or its property is subject (except that we do not make the assumption set forth in this clause with respect to the federal laws of the Unites States of America and the laws of the State of New York as to the enforceability of the Debt Securities); and

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Debt Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the laws of Province of British Columbia or the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.